UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

IDO SECURITY INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	38-3762886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7875 SW 40th Street, Suite 224, Miami Florida 33155-3510
(Address of principal executive offices, including Zip Code)

954-278-8037
(Registrant’ s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

The newly created Series B Preferred Stock, par value $0.001 per share (Series B Preferred Stock)  discussed below have voting rights equal to that of the common stockholders and may vote on any matter that common shareholders may vote. One share of Series B Preferred Stock has the voting equivalent of not less than 0.67% of the issued and outstanding common stock (representing a super majority voting power) of the vote required to approve any action, in which the shareholders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) may vote.

Upon the issuance of the 100 shares of the Company’s Series B Preferred Stock to the Company’s Chief Executive Officer Magdiel Rodriguez, Mr. Rodriguez has the voting equivalent of 40,786,000 shares of the Company’s Common Stock or approximately 67% of the Company’s voting stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Preferred Stock

On September 30, 2013, IDO Security Inc. (the “Company”) filed the Series B Preferred Stock Certificate of Designation with the Secretary of State of Nevada (the “Certificate of Designation”) authorizing 100 shares of Series B Preferred Stock  and establishing the rights thereof.

As set forth in the Certificate of Designation, each one (I) share of the Series B Preferred Stock has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of the Company’s Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000.000 the voting rights of one share of the Series B Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) - (0.019607 x 5,000,000) = 102,036). With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Articles of Incorporation or bylaws.

The approval by the Board of Directors of the Company of the issuance of the Series B Preferred Stock was done in response to an effort to reduce the prohibitive costs associated with obtaining a quorum of the shareholders for the purpose of a shareholders meeting and vote to amend the Articles of Incorporation to increase the Company’s number of shares of its authorized Common Stock.

The foregoing summary does not purport to be a complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of Shares of Series B  Preferred Stock

Effective September 30, 2013, the Company issued 100 shares (the “Shares”) of its Series B Preferred Stock to Mr. Magdiel Rodriguez (Director and Chief Executive Officer of the Company) for accrued compensation.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor is an accredited investor, has access to information about us and their investment, the investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

3.1	Articles of Amendment-Certificate of Designation of Series A Preferred Stock filed with the Nevada Secretary of State on September 30, 2013.

10.1	Preferred Stock Purchase Agreement dated September 27, 2013 by and between IDO Security Inc. and Mr. Magdiel Rodriguez. + + Management Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2013	IDO SECURITY INC.

	By:	/s/Magdiel Rodriguez
Magdiel Rodriguez Chief Executive Officer